UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 12, 2014

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1720 South Bellaire Street, Suite 325
Denver, Colorado		80222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (800) 420-4866

Thermal Tennis Inc. 7951 East Maplewood Avenue, Suite 328 Greenwood Village, Colorado 80111
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 12, 2014, Robert Deller resigned as a director and Daniel J. Rogers was appointed as a director to fill the resulting vacancy, to serve until his successor is duly elected and qualified.  Mr. Rogers currently serves as the Company’s chief financial officer, secretary, and treasurer, and Brandon C. Jennewine serves as its chief executive officer, president, and director.

Mr. Rogers has 12 years’ institutional banking experience with a specialization in business development risk management.  In July 2009, he cofounded, with Brandon C. Jennewine, Greenwerkz, LLC, later converted to Greenwerkz, Inc., where he was chief financial officer and managing member.  Until March 2014, Mr. Rogers also served as Chairman of the Banking/Finance Subcommittee for MMIG, a government relations organization that he and Mr. Jennewine helped form in 2010.  Mr. Rogers obtained his bachelor’s degree in finance in 1997 from Fort Lewis College, Durango, Colorado, and later completed NationsBank / Bank of America’s Management Associate Program, a six-month training program for corporate institutional risk management.  Mr. Rogers later served as a Vice-President for Bank of America’s Global Corporate & Investment Bank Commercial Real Estate Group located in Denver, Colorado, from 1998 to 2005, and later served as Finance Manager for Panattoni Development Company in Denver, Colorado, and Toronto, Ontario, Canada, from 2005 until February 2009.

The Company’s employment agreements with Messrs. Jennewine and Rogers provide for annual base salaries of $65,000, with cash bonuses up to $150,000 per year, with three weeks paid vacation time.  The Company reimburses for out-of-pocket costs in connection with their activities on behalf of the Company.  The directors will not receive any additional compensation for their service on the Company’s board of directors.

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 12, 2014, the Company filed amended and restated articles of incorporation with the Nevada Secretary of State that: (i) changed its name to CannaSys, Inc.; (ii) increased its authorized capital stock to 80,000,000 shares, consisting of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock; (iii) authorized 5,000,000 shares of preferred stock; and (iv) made other modernizing, nonmaterial changes to its articles of incorporation.  Changing the corporate name to CannaSys, Inc. was a condition to the merger transaction in August 2014 between the Company and CannaSys, Inc., a Colorado corporation, whereby CannaSys became a wholly owned subsidiary of the Company.  The name change better reflects the nature of the Company’s principal business operations and will become effective in the OTC market when FINRA announces the effective date of the name change.  The Company is in the process of applying for a new CUSIP number and trading symbol.

EXPLANATORY NOTE

The information in Item 7.01, including Exhibit 99.01, is being furnished pursuant to Item 7.01 and Item 9.01 of Form 8-K and General Instruction B.2 thereunder.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On November 12, 2014, the Company issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

3	Articles of Incorporation
3.01	Amended and Restated Articles of Incorporation, filed November 12, 2014	Attached

99	Miscellaneous
99.01	Press release dated November 12, 2014	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.
Registrant

Dated: November 12, 2014	By:	/s/ Brandon C. Jennewine
Brandon C. Jennewine, CEO

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